Exhibit No. 23.1




                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
February 10, 1995, on our audits of the financial statements of Madison Gas and Electric Company included in the Company's current report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."








Milwaukee, Wisconsin
November 17, 1995                  COOPERS & LYBRAND LLP